Exhibit 4.2

                                                                  EXECUTION COPY

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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)

                                       and

                             COLUMN FINANCIAL, INC.

                                    (Seller)

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                        MORTGAGE LOAN PURCHASE AGREEMENT

                           Dated as of August 1, 2005

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                                TABLE OF CONTENTS

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Section 1.    Transactions on or Prior to the Closing Date......................
Section 2.    Closing Date Actions..............................................
Section 3.    Conveyance of Mortgage Loans......................................
Section 4.    Depositor's Conditions to Closing.................................
Section 5.    Seller's Conditions to Closing....................................
Section 6.    Representations and Warranties of Seller..........................
Section 7.    Obligations of Seller.............................................
Section 8.    Crossed Mortgage Loans............................................
Section 9.    Rating Agency Fees; Costs and Expenses Associated with a
               Defeasance.......................................................
Section 10.   Representations and Warranties of Depositor.......................
Section 11.   Survival of Certain Representations, Warranties and
               Covenants........................................................
Section 12.   Transaction Expenses..............................................
Section 13.   Recording Costs...................................................
Section 14.   Notices...........................................................
Section 15.   Examination of Mortgage Files.....................................
Section 16.   Successors........................................................
Section 17.   Governing Law.....................................................
Section 18.   Severability......................................................
Section 19.   Further Assurances................................................
Section 20.   Counterparts......................................................
Section 21.   Treatment as Security Agreement...................................
Section 22.   Recordation of Agreement..........................................



Schedule I    Schedule of Transaction Terms

Schedule II   Mortgage Loan Schedule for Column Loans

Schedule III  Mortgage Loans Constituting Mortgage Groups

Schedule IV   Mortgage Loans with Lost Mortgage Notes

Schedule V    Exceptions with Respect to Seller's Representations and Warranties

Exhibit A     Representations  and  Warranties of Seller  Regarding the Mortgage
              Loans

Exhibit B     Form of Lost Mortgage Note Affidavit

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of August 1, 2005, is made by and between COLUMN FINANCIAL, INC., a Delaware corporation ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("Depositor").

                                    RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement.

            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (each such mortgage loan, a "Mortgage Loan" and, collectively, the "Mortgage Loans"). Depositor intends to deposit the Mortgage Loans and other assets into a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each Mortgage Loan to Wells Fargo Bank, N.A., as trustee (the "Trustee"), against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller and the Trustee.

            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Publicly Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

            (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price (as defined herein). The Mortgage Loan Purchase Price shall be paid by Depositor to Seller by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date (or, by such other method as shall be mutually acceptable to Depositor and Seller). The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to the amount that the Depositor and the Seller have mutually agreed upon (which amount includes, without limitation, accrued interest).

            (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

            (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Publicly Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

            (iv) The Underwriters will offer the Publicly Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Private Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule; and (ii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and (B) all other payments of interest, principal or yield maintenance charges received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or yield maintenance charges that were due on or prior to the Cut-off Date. The Mortgage File for each Mortgage Loan shall consist of the following documents:

            (a) each original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to the Seller, and further endorsed by the Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C4, without recourse, representation or warranty, express or implied";

            (b) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (c) an original assignment of Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C4";

            (d) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (e) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C4";

            (f) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to the Seller;

            (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C4," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

            (h) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (i) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

            (j) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (k) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such UCC Financing Statements to the Trustee;

            (l) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (m) with respect to any debt of a Borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including (as applicable) any Intercreditor Agreement, mezzanine loan documents or preferred equity documents, together with, if the Mortgage Loan is an A Loan, a copy of the Note for each related B Loan;

            (n) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such UCC Financing Statements to the Trustee on behalf of the Certificateholders);

            (o) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Agreement (if separate from the related Mortgage and Loan Agreement);

            (p) the originals of letters of credit, if any, relating to the Mortgage Loan;

            (q) any related environmental insurance policies and any environmental guaranty or indemnity agreements or copies thereof;

            (r) the original ground lease, if any, and any amendments, modifications or extensions thereto, and any ground lease estoppel, or a copy of any of the foregoing;

            (s) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties; and

            (t) if applicable (and not for purposes of the Seller's delivery obligations), the original or a counterpart of any post-closing agreement relating to any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) required to be added to the Mortgage File pursuant to Section 3.20(i) of the Pooling and Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h),
(k) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon on the Closing Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, then the Seller: (i) shall deliver, or cause to be delivered, to the Trustee a duplicate original or true copy of such document certified by the applicable public recording or filing office, the applicable title insurance company or the Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, to the Trustee either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that the Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). Compliance with this paragraph will satisfy the Seller's delivery requirements under this Section 3 with respect to the subject document(s).

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h),
(k) (other than assignments of UCC Financing Statements to be recorded or filed other than in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon, for any other reason, including without limitation, that such non-delivered document has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee on or before the Closing Date.

            Notwithstanding the foregoing, in the event that the Seller cannot deliver any UCC Financing Statement assignment with the filing information of the related UCC Financing Statement with respect to any Mortgage Loan, solely because such UCC Financing Statement has not been returned by the public filing office where such UCC Financing Statement has been delivered for filing, the Seller shall so notify the Trustee and shall not be in breach of its obligations with respect to such delivery, provided that the Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

            The Seller may, at its sole cost and expense, but is not obligated to, engage a third party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC Financing Statements to the Trustee to be delivered pursuant to clauses (c), (e), (k) and (n) above (collectively, the "Assignments"), to submit the Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Trustee or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. In the event the Seller engages a third party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of the Seller pursuant to this Agreement remain binding on such Seller; and, if the Seller does not engage a third party as contemplated by the immediately preceding sentence, then the Seller will still be liable for recording and filing fees and expenses of the Assignments as and to the extent contemplated by Section 13 hereof.

            Within ten (10) Business Days after the Closing Date, the Seller shall deliver the Servicer Files with respect to each of the Mortgage Loans to the Master Servicer under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. Each such Servicer File shall contain all documents and records in the Seller's possession relating to such applicable Mortgage Loans (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, estoppels, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses (other than the underwriting information contained in the related underwriting memorandum or asset summary report prepared by the Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement)) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a letter of credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such letter of credit such notices, assignments and acknowledgements as are required under such letter of credit to assign, without recourse, to, and vest in, the Trustee (whether by actual assignment or by amendment of the letter of credit) the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated beneficiary under each letter of credit referred to in the preceding sentence shall be the Trustee.

            For purposes of this Section 3, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Mortgage Loans in such group of Crossed Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Mortgage Loans in such group of Crossed Mortgage Loans, shall be deemed the inclusion of such original or certified copy, as the case may be, in the Mortgage File for each such Crossed Mortgage Loan.

            The Seller shall, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of records and documents that are not required to be delivered hereunder by Seller, shall immediately vest in Depositor. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the Master Servicer via wire transfer for deposit by the Master Servicer into the Collection Account.

            Upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to the Depositor, as provided herein, as a sale of the Mortgage Loans to the Depositor in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loans to the Depositor under GAAP, Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to the Depositor and are no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loans to Depositor, as provided herein, Seller shall not take any action inconsistent with Depositor's ownership (or the ownership by any of the Depositor's assignees) of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by Seller to Depositor.

            Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions in the Exception Report) shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to the Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Trustee or the Depositor's attorneys, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Depositor and the Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

            (i) the Mortgage Files, subject to the proviso to the first sentence of Section 1 of this Agreement, which shall have been delivered to and held by the Trustee on behalf of Seller;

            (ii) the Mortgage Loan Schedule;

            (iii) the certificate of the Seller confirming its representations and warranties set forth in Section 6 (subject to the exceptions in the Exception Report) as of the Closing Date;

            (iv) an opinion or opinions of Seller's counsel, dated the Closing Date, covering various corporate matters and such other matters as shall be reasonably required by the Depositor;

            (v) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

            (vi) all other information, documents, certificates, or letters with respect to the Mortgage Loans or Seller and its Affiliates as are reasonably requested by the Depositor in order for the Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by the Depositor as contemplated herein.

            (c) The Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            (d) If requested, the Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of the Seller, any Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files. If requested by the Trustee or the Special Servicer after the Closing Date, the Seller shall deliver to the Trustee or the Special Servicer, as applicable, the powers of attorney described in the prior sentence in form and substance reasonably acceptable to the requesting party.

            (e) The Seller shall have paid or caused to be paid upfront all the annual fees of each Rating Agency allocable to the Mortgage Loans.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (A) an officer's certificate of Depositor, dated as of the
            Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                  (B) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) The Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6. Representations and Warranties of Seller. (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

            (i) Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

            (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans owned by it and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

            (iii) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's organizational documents; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of the Depositor to realize on the Mortgage Loans owned by Seller.

            (iv) Seller is solvent and the sale of Mortgage Loans (1) will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loans, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

            (v) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for
      (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loans, or
      (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (vi) In connection with its sale of the Mortgage Loans, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loans owned by it constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loans.

            (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (viii) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loans do not constitute all or substantially all of Seller's assets.

            (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor hereunder except for (A) the reimbursement of expenses as described herein or otherwise in connection with the transactions described in Section 2 hereof and (B) the commissions or compensation owed to the Underwriters or the Initial Purchaser.

            (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

            (xii) The representations and warranties contained in Exhibit A hereto, subject to the exceptions in the Exception Report, are true and correct in all material respects as of the date hereof (or, in each case, as of such other date specifically set forth in the subject representation and warranty) with respect to the Mortgage Loans identified on Schedule II.

            (b) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Trustee as the holder of the Mortgage Loan to be replaced, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Mortgage Loan affected by a Material Defect or a Material Breach, pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (subject to exceptions disclosed at such time) (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "most recent due date for the subject Replacement Mortgage Loan on or before the date of substitution"). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases but shall not inure to the benefit of any subsequent transferee thereafter.

            If the Seller receives notice of a breach of any of the representations or warranties contained in Exhibit A hereto and made by the Seller with respect to any Mortgage Loan listed on Schedule II hereto, as of the date hereof in Section 6(a)(xii) or as of the Closing Date pursuant to Section 4(b)(iii), or with respect to any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that (A) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's possession within the time period required herein or (B) such document has not been properly executed or is otherwise defective on its face (the circumstances in the foregoing clauses (A) and (B), in each case, a "Defect" (including the "Defects" described below) in the related Mortgage File), and if such Breach or Defect, as the case may be, materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein (any Breach or Defect that materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, a "Material Breach" and a "Material Defect", respectively), then the Seller shall, upon request of the Depositor, the Trustee, the Master Servicer or the Special Servicer, not later than the earlier of 90 days from the receipt by the Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Material Breach or Material Defect, as the case may be, in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement); or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code), (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) the Seller has delivered to the Rating Agencies, the Master Servicer, the Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then the Seller shall have an additional 90 days to cure such Material Defect or Material Breach. With respect to any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the related date of substitution shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) on or prior to the related date of substitution shall not be part of the Trust Fund, and the Seller shall be entitled to receive such payments promptly following receipt by the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (i) of the definition of Mortgage File in Section 3; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit, provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease. The absence of a document checklist from a Mortgage File shall in no event constitute a Material Defect.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of (a) notice to Seller of the discovery of such Defect or Breach by any party to the Pooling and Servicing Agreement or (b) Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

            If the Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Breach or Defect is not capable of being so corrected or cured within such period, then the Seller shall purchase or substitute for the affected Mortgage Loan as provided in this Section 7. If (i) any Mortgage Loan is required to be repurchased or substituted for as provided above, (ii) such Mortgage Loan is a Crossed Mortgage Loan that is a part of a Mortgage Group (as defined below) and (iii) the applicable Breach or Defect does not constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in such Mortgage Group (without regard to this paragraph), then the applicable Breach or Defect, as the case may be, will be deemed to constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in the Mortgage Group for purposes of the above provisions, and the Seller will be required to repurchase or substitute for such other Crossed Mortgage Loan(s) in the related Mortgage Group in accordance with the provisions of this Section 7 unless the Crossed Mortgage Loan Repurchase Criteria would be satisfied if Seller were to repurchase or substitute for only the affected Crossed Mortgage Loans as to which a Material Breach or Material Defect had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in the Pooling and Servicing Agreement applicable to a repurchase or substitution, as the case may be, would be so satisfied. In the event that the Crossed Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the Material Defect or Material Breach exists or to repurchase or substitute for the aggregated Crossed Mortgage Loans. The determination of the Special Servicer as to whether the Crossed Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. In the event that one or more of such other Crossed Mortgage Loans satisfy the Crossed Mortgage Loan Repurchase Criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Mortgage Loans in the related Mortgage Group. The Seller shall be responsible for the cost of (and, if so directed by the Special Servicer, obtaining) any Appraisal required for the Special Servicer to determine if the Crossed Mortgage Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Mortgage Loan, the Seller will not be obligated to repurchase or substitute for the entire Mortgage Loan if the Mortgaged Loan may, pursuant to the terms of the related Mortgage Loan Documents, be severed to allow for the repurchase of a portion of the Mortgage Loan representing the affected Mortgaged Property and the Mortgage Loan remaining after such severance satisfies the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event (as defined in the Pooling and Servicing Agreement) to occur, (ii) such Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan Documents, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property that is being released, and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a Material Breach or Material Defect in this
Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to the Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by the Depositor or the Trustee, as the case may be, and the Depositor or the Trustee, as the case may be, upon receipt of such funds (and, in the case of a substitution, the Mortgage File(s) for the related Qualified Substitute Mortgage Loans), shall promptly release the related Mortgage File and Servicer File (and all other documents pertaining to such Mortgage Loan possessed by the Depositor or the Trustee, as applicable, or on its behalf, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Depositor or the Trustee, as applicable, or any of its Affiliates solely for internal communication) or cause them to be released, to Seller and shall execute and deliver such instruments of transfer, endorsement or assignment as shall be necessary to vest in the Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents and shall deliver to Seller any escrow payments and reserve funds held by it, or on its behalf, with respect to such repurchased or replaced Mortgage Loan.

            It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, substitute for or repurchase a Mortgage Loan listed on Schedule II hereto constitute the sole remedies available to the Depositor and its successors and assigns against Seller respecting any Breach or Defect affecting such Mortgage Loan.

            Section 8. Crossed Mortgage Loans. With respect to any Crossed Mortgage Loan conveyed hereunder, to the extent that the Seller repurchases or substitutes for an affected Crossed Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Mortgage Loans, the Seller and the Depositor (on behalf of its successors and assigns) agree to modify upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Mortgage Loan repurchased or substituted by the Seller, on the one hand, and any related Crossed Mortgage Loans still held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided, that the Seller shall have furnished to the Trustee, at the Seller's expense, an opinion of counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such opinion cannot be furnished, the Seller and the Depositor hereby agree that such repurchase or substitution of only the affected Crossed Mortgage Loans, notwithstanding anything to the contrary herein, shall not be permitted (in which case, the Seller will be obligated to purchase all Crossed Mortgage Loans). Any reserve or other cash collateral or letters of credit securing the affected Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof (unless otherwise modified in accordance with the Pooling and Servicing Agreement).

            Section 9. Rating Agency Fees; Costs and Expenses Associated with a Defeasance. The Seller shall pay all Rating Agency fees associated with an assumption of a Mortgage Loan to the extent such fees have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (xxviii)(1) set forth on Exhibit A hereto. The Seller shall pay all reasonable costs and expenses associated with a defeasance of a Mortgage Loan to the extent such costs and expenses have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (liv)(F) set forth on Exhibit A hereto.

            Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of, notice to or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 9 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 12. Transaction Expenses. Whether or not this Agreement is terminated, both the Depositor and the Seller agree to pay the transaction expenses incurred in connection with the transactions herein contemplated as set forth in the Closing Statement.

            Section 13. Recording Costs. Seller agrees to reimburse the Trustee or its designee all recording and filing fees and expenses incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller elects to engage a third party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3 of this Agreement, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Depositor, addressed to the Depositor at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, Telecopy No.: (212) 743-4756 (with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433, or such other address or telecopy number as may be designated by the Depositor to the Seller in writing, or, if to the Seller, addressed to the Seller at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326, Attention: Robert Barnes, Telecopy No.:
(404) 239-0419, or such other address or telecopy number as may be designated by the Seller to the Depositor in writing.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors, permitted assigns and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; it being understood that the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to the Trustee, for benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder, provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER AND THE DEPOSITOR EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule or that constitute Replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

            (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

            (iii) all cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law.

            The Seller at the direction of the Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                   *  *  *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as of the date first above written.

                                       COLUMN FINANCIAL, INC.,
                                          as Seller

                                       By:____________________________________
                                          Name:
                                          Title:

                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          SECURITIES CORP.,
                                          as Depositor

                                       By:____________________________________
                                          Name:
                                          Title:

                                                                    SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of August 1, 2005, between Column Financial, Inc. (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Borrower" means the borrower under a Mortgage Loan.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated August 10, 2005, between Depositor and the Initial Purchaser.

            "Certificates" means the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C4, issued in multiple classes.

            "Closing Date" means August 24, 2005.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Crossed Mortgage Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cut-off Date" means, individually and collectively, the applicable Due Dates for the respective Mortgage Loans occurring in August 2005.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means exceptions with respect to the representations and warranties made by the Seller as to the Mortgage Loans in
Section 6(a)(xii) and under the written certificate described in Section 4(b)(iii) of the Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Purchaser" means Credit Suisse First Boston LLC.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which such Mortgage Loan was made.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 (subject to the proviso in Section 1 of the Agreement).

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of the Agreement.

            "Offering Circular" means the confidential offering circular dated August 10, 2005, describing certain classes of the Private Certificates.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of August 1, 2005, among the Master Servicer, the Special Servicer, the Depositor and the Trustee, including, without limitation, the exhibits and schedules annexed thereto.

            "Primary Collateral" means with respect to any Crossed Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Mortgage Loan.

            "Private Certificates" means the Certificates that are not Publicly Offered Certificates.

            "Prospectus" means the Prospectus, dated June 22, 2005, that is a part of the Depositor's registration statement on Form S-3 (File No. 333-116258).

            "Prospectus Supplement" means the Prospectus Supplement, dated August 10, 2005, relating to the Publicly Offered Certificates.

            "Publicly Offered Certificates" means the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-5M, Class A-1-A, Class A-J, Class B, Class C and Class D Certificates.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3 thereof.

            "Underwriters" means Credit Suisse First Boston LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.

            "Underwriting Agreement" means the Underwriting Agreement, dated August 10, 2005, between the Depositor and the Underwriters.

                                                                   SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

                                 [see attached]



   Loan #                          Property Name                                              Address
------------------------------------------------------------------------------------------------------------------------------------
      1       Two Rodeo Drive                                          268 North Rodeo Drive
      2       Lynwood Marketplace                                      3100 East Imperial Highway and 11215 Long Beach Boulevard
      4       Och Ziff Portfolio                                       Various
      5       Mansions at Coyote Ridge                                 4253 Hunt Drive
      6       Mansions at Ridgeview Ranch                              9601 Custer Road
      8       The Atrium at St. Francis                                1 Webster Avenue
      9       Circle Park Apartments                                   1111 South Ashland Avenue
     10       Midway Shopping Center                                   1460-1576 West University Avenue
     11       Franklin Covey Corporate Campus                          2200-2650 South Decker Lake Boulevard
     12       301 Yamato Road                                          301 Yamato Road
     13       Marriott Cool Springs - Franklin TN                      700 Cool Springs Boulevard
     15       Trails End Marketplace                                   19701 Highway 213
     16       The Pavilion Center                                      1900-1998 Hacienda Drive
     18       Bank of America Center  - West Palm Beach                625 North Flagler Drive
     19       The Oaks Shopping Center                                 490 North Thompson Lane
     20       Normandie Holdings Portfolio I                           Various
     21       Reseda Marketplace                                       18300 Vanowen Street
     22       Brentwood Chase Apartments                               1654 Lowell Bethesda Road
     23       Main Street Apartments                                   1158 West Main Street
     24       Hillcrest Shopping Center                                1701 Larkin Avenue
     26       The Moors at Countryview                                 3675 Cross Ridge Lane
     31       Freehome Village                                         12418-12426 Cumming Highway
     33       Amberly Village Townhomes                                2735 North Garland Avenue
     34       Cowan Farm Apartments                                    1310 Cypress Pointe Drive
     36       Woodbridge Apartments                                    6635 North 19th Avenue
     41       4405 East West Highway                                   4405 East West Highway
     43       Beechwood Villas                                         4704 Beechwood Road
     45       Metropolitan MHP                                         103 Moonachie Avenue
     46       I-84 Airport Distribution Center                         3045-3387 South Denver Way
     47       34 Marketplace                                           1419-1455 North Denver Avenue
     48       Avenue Mentry                                            27712 Avenue Mentry
     50       Lake Osprey Village                                      6251 Lake Osprey Drive
     52       GFC Atlantic                                             271-287 South Atlantic Boulevard
     53       Gateway Village Apartments                               550 New South Drive
     54       Big Tree RV Resort                                       2626 Northeast Highway 70
     55       Mill Creek RV Park                                       2775 Michigan Avenue
     56       Valencia Mercado                                         418-454 West Valencia Road
     57       20 East 42nd Street                                      20 East 42nd Street
     59       Greenwood Commons Shopping Center                        1914 Sedwick Road
     61       Country Place Apartments                                 3902 College Main
     65       Fairporte Green Center                                   1309 West Fairmont Parkway
     66       Serenity Mobile Home Park                                222 North 129th East Avenue
     68       Laurel Park Apartments                                   511 Avenue H
     70       Astoria Apartments                                       5636 Spring Valley Road
     71       Embers Apartments                                        12520 Lakewood Boulevard
     73       Lancaster Court Apartments                               Various
     74       Riverchase Plaza                                         750 & 780 South MacArthur Boulevard
     75       American Beauty Mill Apartments                          2400 South Ervay Street and 1714 Kelly Avenue
     76       Elliott Court                                            2107 Elliott Avenue
     77       Hiram Walk                                               4910 and 5000 Jimmy Lee Smith Parkway
     78       Holiday Inn Express - Lake Charles                       402 North Martin Luther King Highway
     80       Fondren Corner                                           2906 North State Street
     81       Alta Vista MHP                                           711 East Lake Mead Drive
     83       Sterling Pointe                                          6001 Oakland Hills Drive
     84       Westview Corporate Center I                              5291 Corporate Drive
     85       Wasatch View Estates MHP                                 1700 West 2700 North
     86       Northeast View Apartments                                222 Garfield Avenue
     87       Holiday Inn Express Plano                                3101 North Dallas Parkway
     89       Fairview MHP                                             2885 Kietzke Lane
     90       The Crystal Building                                     1850 Dual Highway (Route 40)
     91       Deserama MHP                                             2434 East Main Street
     93       Roseville Rite Aid                                       4004 Foothills Boulevard
     96       Coyner Park Shops                                        109 Lucy Lane
     97       Conway Plantation MHP                                    903 Old Magnolia Drive
     98       Willow Commons                                           7524 Clarendon Hills Road
     99       Fox Bend Apartments                                      2156 Cranford Drive
    100       PCH Office Building                                      4891-4895 Pacific Highway
    101       MacArthur Park Apartments                                660 Park Avenue
    102       Nazareth Square                                          1391 Woodside Road
    103       Walgreens Milwaukee                                      6442 North 76th Street
    104       4141 North Belt                                          4141 North Sam Houston Parkway
    106       West Ridge Outlot                                        35605 Warren Road
    107       Windsor Place Apartments                                 3944 Camberlee Way
    108       Walgreens Palm Bay                                       175 Malabar Road Northwest
    110       Shops of Mansell                                         976 Mansell Road
    112       1575 South Randall Road                                  1575 South Randall Road
    113       Walgreens Lima                                           2366 Harding Highway
    114       Girvin Plaza                                             12777 Atlantic Boulevard
    115       CW Moore Apartments                                      450 West Grove Street
    116       Seven Oaks Apartments                                    771 Lakeview Drive
    118       Timbrook Square                                          20722 Timberlake Road
    119       Panera Plaza                                             36808-36824 Van Dyke Avenue
    123       Rock Oak MHP                                             10065 Main Street
    125       Raymond Street Apartments                                1402 - 1488 Raymond Street
    126       Lovell Pointe                                            114 Lovell Road
    127       Wauchula Square                                          1460 US 17
    129       Gateway Apartments                                       13455 Kit Lane
    130       1009-1039 Marietta Street                                1009-1039 Marietta Street Northwest
    131       Starbucks--Horsham                                       2700-2720 Easton Road
    132       Highland MHP                                             3303 North Hancock Avenue
    133       Cypress Retail Center                                    5721-5735 Lincoln Avenue
    134       Cramer Woods Apartments                                  1-8 Cramer Woods Road
    135       Pflugerville Office Park                                 1202 FM 685
    136       Shore Mobile Acres MHP                                   1919 West Atlantic Avenue
    138       Loganville Plaza                                         4211 Atlanta Highway
    139       North Hollywood Retail Center                            10760 and 10800 Riverside Drive
    141       Beacon Office Building                                   17100 West North Avenue
    142       Hilton Apartments                                        1006-1094 Hilton Avenue
    143       Cheek-Neal Building                                      201 Hull Street
    144       Aspen Leaf Apartments                                    4600 Hilltop Avenue
    145       Kenmore Apartment Portfolio (3)                          260 Delaware Road, 286 Highland Parkway and 25-33
                                                                       Winchester Place
    146       Shelborne Park II                                        54 Springview Drive
    147       Quail Ridge Apartments                                   940 Runyon Road
    148       Parkway Shopping Center                                  6005 Fairmont Parkway
    149       Legacy Plaza                                             2434 East Baseline Road
    150       Moravia Arms Apartments                                  6000-6006 Moravia Park Drive
    151       Parris Center                                            2140 & 2200 North Main Street
    152       AG Edwards Building                                      10 Central Parkway
    154       Dearborn One Office                                      15350 North Commerce Drive
    155       Clay Commons Shopping Center                             6723 Deerfoot Parkway
    156       Northlake Village MHP                                    13001 Cleveland Gibbs Road
    157       Franklin Retail                                          2179 North Morton Avenue
    158       Bombay Properties                                        4405 Landview Drive
    159       Central Boulevard Mini Storage                           2315 Central Boulevard
------------------------------------------------------------------------------------------------------------------------------------


                                                                     Mortgage      Net Mortgage         Original
Loan #       City                  State                   ZIP         Rate            Rate             Balance
---------------------------------------------------------------------------------------------------------------------
     1    Beverly Hills            CA                     90210        5.30%           5.28%         $ 100,000,000
     2    Lynwood                  CA                     90262        6.83%           6.81%         $  73,000,000
     4    Various                  Various              Various        5.79%           5.76%         $  53,074,125
     5    Carrollton               TX                     75010        5.37%           5.35%         $  46,500,000
     6    Plano                    TX                     75025        5.37%           5.35%         $  45,200,000
     8    Poughkeepsie             NY                     12601        4.97%           4.95%         $  30,000,000
     9    Chicago                  IL                     60607        4.97%           4.95%         $  28,500,000
    10    St. Paul                 MN                     55104        5.07%           5.05%         $  27,400,000
    11    West Valley City         UT                     84119        5.33%           5.31%         $  27,200,000
    12    Boca Raton               FL                     33431        5.35%           5.33%         $  27,000,000
    13    Franklin                 TN                     37067        5.70%           5.68%         $  27,000,000
    15    Oregon City              OR                     97045        5.19%           5.17%         $  21,900,000
    16    Vista                    CA                     92083        5.67%           5.60%         $  21,570,000
    18    West Palm Beach          FL                     33401        4.92%           4.90%         $  18,550,000
    19    Murfreesboro             TN                     37129        5.53%           5.51%         $  17,200,000
    20    Various                  Various              Various        4.90%           4.88%         $  16,750,000
    21    Reseda                   CA                     91335        5.39%           5.37%         $  15,750,000
    22    Gastonia                 NC                     28056        5.44%           5.36%         $  15,000,000
    23    Lansdale                 PA                     19446        5.29%           5.27%         $  14,600,000
    24    Crest Hill               IL                     60435        5.33%           5.31%         $  14,000,000
    26    Canal Winchester         OH                     43110        5.36%           5.34%         $  13,500,000
    31    Canton                   GA                     30115        5.15%           5.13%         $  10,600,000
    33    Garland                  TX                     75040        5.19%           5.17%         $  10,000,000
    34    Rock Hill                SC                     29730        5.44%           5.36%         $   9,750,000
    36    Phoenix                  AZ                     85015        5.37%           5.35%         $   8,900,000
    41    Bethesda                 MD                     20814        5.18%           5.16%         $   6,850,000
    43    Cincinnati               OH                     45244        5.41%           5.35%         $   6,500,000
    45    Moonachie                NJ                      7074        5.31%           5.29%         $   6,150,000
    46    Boise                    ID                     83705        5.69%           5.67%         $   6,000,000
    47    Loveland                 CO                     80538        5.67%           5.62%         $   6,000,000
    48    Valencia                 CA                     91355        5.42%           5.40%         $   5,900,000
    50    Sarasota                 FL                     34240        5.99%           5.97%         $   5,600,000
    52    Los Angeles              CA                     90022        5.58%           5.56%         $   5,370,000
    53    Clarksville              TN                     37042        5.17%           5.15%         $   5,300,000
    54    Arcadia                  FL                     34266        5.70%           5.68%         $   3,390,000
    55    Kissimmee                FL                     34744        5.75%           5.73%         $   1,800,000
    56    Tucson                   AZ                     85706        5.32%           5.21%         $   5,040,000
    57    New York                 NY                     10017        5.34%           5.32%         $   5,000,000
    59    Durham                   NC                     27713        5.30%           5.28%         $   4,800,000
    61    Bryan                    TX                     77801        5.25%           5.23%         $   4,750,000
    65    La Porte                 TX                     77571        5.65%           5.63%         $   4,572,000
    66    Tulsa                    OK                     74116        5.30%           5.28%         $   4,500,000
    68    Boise                    ID                     83712        5.54%           5.52%         $   4,435,000
    70    Dallas                   TX                     75254        5.86%           5.84%         $   4,270,000
    71    Downey                   CA                     90242        5.37%           5.35%         $   4,200,000
    73    Wilmington               DE                     19805        5.25%           5.23%         $   4,160,000
    74    Coppell                  TX                     75019        5.41%           5.32%         $   4,100,000
    75    Dallas                   TX                     75215        5.52%           5.50%         $   4,000,000
    76    Seattle                  WA                     98121        5.19%           5.17%         $   4,000,000
    77    Hiram                    GA                     30141        5.75%           5.73%         $   4,000,000
    78    Lake Charles             LA                     70601        6.27%           6.25%         $   4,000,000
    80    Jackson                  MS                     39216        5.57%           5.55%         $   3,900,000
    81    Henderson                NV                     89015        5.45%           5.43%         $   3,890,000
    83    Fort Worth               TX                     76112        5.74%           5.72%         $   3,800,000
    84    Frederick                MD                     21703        5.31%           5.29%         $   3,760,000
    85    Ogden                    UT                     84404        5.34%           5.28%         $   3,750,000
    86    Kansas City              MO                     64124        5.48%           5.46%         $   3,740,000
    87    Plano                    TX                     75093        5.80%           5.72%         $   3,700,000
    89    Reno                     NV                     89502        5.68%           5.57%         $   3,650,000
    90    Hagerstown               MD                     21740        5.32%           5.30%         $   3,520,000
    91    Mesa                     AZ                     85213        5.49%           5.47%         $   3,500,000
    93    Roseville                CA                     95747        5.38%           5.36%         $   3,491,250
    96    Waynesboro               VA                     22980        5.20%           5.18%         $   3,360,000
    97    Conway                   SC                     29526        5.77%           5.69%         $   3,300,000
    98    Willowbrook              IL                     60527        5.34%           5.31%         $   3,300,000
    99    Garland                  TX                     75041        5.41%           5.35%         $   3,200,000
   100    San Diego                CA                     92110        5.52%           5.50%         $   3,200,000
   101    Loveland                 OH                     45140        5.41%           5.35%         $   3,100,000
   102    Redwood City             CA                     94061        5.74%           5.72%         $   3,075,000
   103    Milwaukee                WI                     53223        5.12%           5.10%         $   3,000,000
   104    Houston                  TX                     77032        5.35%           5.33%         $   3,000,000
   106    Westland                 MI                     48185        5.63%           5.61%         $   3,000,000
   107    Beavercreek              OH                     45324        5.20%           5.16%         $   2,950,000
   108    Palm Bay                 FL                     32907        5.28%           5.26%         $   2,850,000
   110    Roswell                  GA                     30076        5.75%           5.73%         $   2,800,000
   112    Geneva                   IL                     60134        5.95%           5.92%         $   2,700,000
   113    Lima                     OH                     45804        5.50%           5.48%         $   2,650,000
   114    Jacksonville             FL                     32225        5.50%           5.48%         $   2,650,000
   115    Boise                    ID                     83702        5.59%           5.57%         $   2,600,000
   116    Henderson                KY                     42420        5.36%           5.34%         $   2,560,000
   118    Lynchburg                VA                     24502        5.68%           5.66%         $   2,550,000
   119    Sterling Heights         MI                     48312        5.15%           5.13%         $   2,400,000
   123    Clarence                 NY                     14031        5.20%           5.18%         $   2,280,000
   125    Boise                    ID                     83704        5.54%           5.52%         $   2,223,000
   126    Knoxville                TN                     37934        5.50%           5.48%         $   2,175,000
   127    Wauchula                 FL                     33873        5.26%           5.24%         $   2,100,000
   129    Dallas                   TX                     75240        6.00%           5.98%         $   2,025,000
   130    Atlanta                  GA                     30318        5.51%           5.49%         $   2,000,000
   131    Willow Grove             PA                     19090        5.45%           5.43%         $   2,000,000
   132    Colorado Springs         CO                     80907        5.46%           5.35%         $   2,000,000
   133    Cypress                  CA                     90630        5.29%           5.27%         $   1,950,000
   134    Malta                    NY                     12020        5.84%           5.82%         $   1,950,000
   135    Pflugerville             TX                     78660        5.79%           5.77%         $   1,886,250
   136    Manasquan                NJ                      8736        5.46%           5.44%         $   1,875,000
   138    Loganville               GA                     30052        5.59%           5.57%         $   1,800,000
   139    North Hollywood          CA                     91602        5.82%           5.80%         $   1,800,000
   141    Brookfield               WI                     53005        5.60%           5.58%         $   1,700,000
   142    Boise                    ID                     83705        5.54%           5.52%         $   1,620,000
   143    Richmond                 VA                     23224        5.53%           5.51%         $   1,500,000
   144    Cheyenne                 WY                     82009        5.90%           5.88%         $   1,470,000
   145    Tonawanda                NY           14217 and 14223        5.88%           5.86%         $   1,450,000
   146    Battle Creek             MI                     49017        6.32%           6.30%         $   1,436,000
   147    Washington               NC                     27889        5.13%           5.11%         $   1,425,000
   148    Pasadena                 TX                     77505        5.80%           5.78%         $   1,406,250
   149    Phoenix                  AZ                     85042        5.76%           5.74%         $   1,350,000
   150    Baltimore                MD                     21206        6.02%           6.00%         $   1,275,000
   151    High Point               NC                     27262        5.99%           5.97%         $   1,250,000
   152    Stuart                   FL                     34994        5.59%           5.57%         $   1,250,000
   154    Dearborn                 MI                     48120        6.01%           5.99%         $   1,210,000
   155    Pinson                   AL                     35126        5.60%           5.58%         $   1,150,000
   156    Roanoke                  TX                     76262        6.29%           6.21%         $   1,000,000
   157    Franklin                 IN                     46131        5.43%           5.41%         $     825,000
   158    Greensboro               NC                     27407        5.99%           5.97%         $     650,000
   159    Brownsville              TX                     78520        6.16%           6.14%         $     615,000
---------------------------------------------------------------------------------------------------------------------


                 Cut-off Date       Rem term to            Maturity                    Orig Amort       Rem Amort         Monthly
   Loan #     Principal Balance   stated maturity            Date           ARD Date      Term             Term           Payment
-----------------------------------------------------------------------------------------------------------------------------------
      1         $ 100,000,000           57                 5/11/2010          N/A    Interest Only    Interest Only      $ 447,801
      2         $  72,305,119          108                 8/11/2014          N/A              360              348      $ 477,365
      4         $  53,074,125           81                 5/11/2012          N/A              300              300      $ 335,016
      5         $  46,500,000          118                 6/11/2015          N/A              360              360      $ 260,242
      6         $  45,200,000          118                 6/11/2015          N/A              360              360      $ 252,966
      8         $  30,000,000          119                 7/11/2035    7/11/2015              360              360      $ 160,497
      9         $  28,500,000          118                 6/11/2015          N/A              360              360      $ 152,472
     10         $  27,400,000          119                 7/11/2015          N/A              360              360      $ 148,264
     11         $  27,173,290          119                 7/11/2015          N/A              360              359      $ 151,550
     12         $  27,000,000          119                 7/11/2015          N/A              360              360      $ 150,772
     13         $  26,963,481           59                 7/11/2010          N/A              300              299      $ 169,044
     15         $  21,877,755          119                 7/11/2015          N/A              360              359      $ 120,120
     16         $  21,570,000          118                 6/11/2015          N/A              360              360      $ 124,714
     18         $  18,550,000          118                 6/11/2015          N/A    Interest Only    Interest Only      $  77,111
     19         $  17,200,000          118                 6/11/2015          N/A              360              360      $  97,984
     20         $  16,711,192          118                 6/11/2015          N/A              360              358      $  88,897
     21         $  15,750,000          115                 3/11/2015          N/A              360              360      $  88,343
     22         $  15,000,000          118                 6/11/2015          N/A              360              360      $  84,605
     23         $  14,600,000          116                 4/11/2015          N/A              360              360      $  80,984
     24         $  14,000,000          118                 6/11/2015          N/A              360              360      $  78,004
     26         $  13,458,320          118                 6/11/2015          N/A              360              357      $  75,470
     31         $  10,576,687          119                 7/11/2015          N/A              360              358      $  57,879
     33         $  10,000,000          118                 6/11/2015          N/A              360              360      $  54,849
     34         $   9,750,000          118                 6/11/2015          N/A              336              336      $  56,577
     36         $   8,881,317          118                 6/11/2015          N/A              360              358      $  49,810
     41         $   6,850,000          119                 7/11/2015          N/A              360              360      $  37,530
     43         $   6,500,000          118                 6/11/2015          N/A              360              360      $  36,540
     45         $   6,136,924          118                 6/11/2015          N/A              360              358      $  34,189
     46         $   6,000,000          118                 6/11/2015          N/A              360              360      $  34,786
     47         $   5,982,735          118                 6/11/2015          N/A              360              357      $  34,718
     48         $   5,887,746          118                 6/11/2015          N/A              360              358      $  33,204
     50         $   5,595,346          178                 6/11/2020          N/A              360              359      $  33,539
     52         $   5,370,000          118                 6/11/2015          N/A              360              360      $  30,760
     53         $   5,294,591          119                 7/11/2015          N/A              360              359      $  29,005
     54         $   3,390,000           58                 6/11/2010          N/A    Interest Only    Interest Only      $  16,326
     55         $   1,800,000           58                 6/11/2010          N/A    Interest Only    Interest Only      $   8,745
     56         $   5,029,307          118                 6/11/2015          N/A              360              358      $  28,050
     57         $   5,000,000          118                 6/11/2015          N/A              360              360      $  27,890
     59         $   4,789,773          118                 6/11/2015          N/A              360              358      $  26,655
     61         $   4,750,000          118                 6/11/2015          N/A              360              360      $  26,230
     65         $   4,558,777          117                 5/11/2015          N/A              360              357      $  26,391
     66         $   4,490,412          118                 6/11/2015          N/A              360              358      $  24,989
     68         $   4,426,024          118                 6/11/2015          N/A              360              358      $  25,293
     70         $   4,253,802          116                 4/11/2015          N/A              360              356      $  25,218
     71         $   4,200,000          119                 7/11/2015          N/A              360              360      $  23,506
     73         $   4,151,042          118                 6/11/2015          N/A              360              358      $  22,972
     74         $   4,100,000          119                 7/11/2015          N/A              360              360      $  23,036
     75         $   4,000,000          117                 5/11/2015          N/A              360              360      $  22,762
     76         $   3,995,937          119                 7/11/2015          N/A              360              359      $  21,940
     77         $   3,992,266          118                 6/11/2015          N/A              360              358      $  23,343
     78         $   3,976,115          117                 5/11/2015          N/A              240              237      $  29,284
     80         $   3,900,000          118                 6/11/2015          N/A              360              360      $  22,315
     81         $   3,860,677          114                 2/11/2015          N/A              360              353      $  21,965
     83         $   3,785,201          116                 4/11/2015          N/A              360              356      $  22,152
     84         $   3,760,000          118                 6/11/2015          N/A              360              360      $  20,903
     85         $   3,742,077           58                 6/11/2010          N/A              360              358      $  20,917
     86         $   3,736,460          119                 7/11/2015          N/A              360              359      $  21,188
     87         $   3,695,091          119                 7/11/2015          N/A              300              299      $  23,389
     89         $   3,639,516          117                 5/11/2015          N/A              360              357      $  21,138
     90         $   3,520,000           58                 6/11/2010          N/A              360              360      $  19,590
     91         $   3,500,000          118                 6/11/2015          N/A              360              360      $  19,851
     93         $   3,483,937          118                 6/11/2015          N/A              360              358      $  19,561
     96         $   3,360,000          119                 7/11/2015          N/A              360              360      $  18,450
     97         $   3,287,232          116                 4/11/2015          N/A              360              356      $  19,300
     98         $   3,274,572          113                 1/11/2015          N/A              360              353      $  18,407
     99         $   3,200,000          119                 7/11/2015          N/A              360              360      $  17,989
    100         $   3,190,468          117                 5/11/2015          N/A              360              357      $  18,209
    101         $   3,100,000          118                 6/11/2015          N/A              360              360      $  17,427
    102         $   3,066,288          117                 5/11/2015          N/A              360              357      $  17,925
    103         $   2,996,901          119                 7/11/2015          N/A              360              359      $  16,325
    104         $   2,990,864          118                 6/11/2015          N/A              300              298      $  18,155
    106         $   2,988,034          118                 6/11/2015          N/A              360              356      $  17,279
    107         $   2,920,010          111                11/11/2014          N/A              360              351      $  16,199
    108         $   2,847,167          118                 6/11/2015          N/A              360              359      $  15,791
    110         $   2,794,586          118                 6/11/2015          N/A              360              358      $  16,340
    112         $   2,689,960          116                 4/11/2015          N/A              360              356      $  16,101
    113         $   2,644,590          118                 6/11/2015          N/A              360              358      $  15,046
    114         $   2,613,386          111                11/11/2014          N/A              300              291      $  16,273
    115         $   2,600,000           81                 5/11/2012          N/A              360              360      $  14,910
    116         $   2,554,615          118                 6/11/2015          N/A              360              358      $  14,311
    118         $   2,523,363          112                12/11/2014          N/A              300              293      $  15,935
    119         $   2,400,000          120                 8/11/2015          N/A              360              360      $  13,105
    123         $   2,275,038          118                 6/11/2015          N/A              360              358      $  12,520
    125         $   2,218,501          118                 6/11/2015          N/A              360              358      $  12,678
    126         $   2,172,952          119                 7/11/2015          N/A              360              359      $  12,349
    127         $   2,093,508          120                 8/11/2015          N/A              300              298      $  12,597
    129         $   2,017,516          117                 5/11/2015          N/A              312              309      $  12,832
    130         $   2,000,000          118                 6/11/2015          N/A              360              360      $  11,368
    131         $   1,998,093          119                 7/11/2015          N/A              360              359      $  11,293
    132         $   1,993,962           57                 5/11/2010          N/A              360              357      $  11,306
    133         $   1,950,000          118                 6/11/2015          N/A              360              360      $  10,816
    134         $   1,944,602          118                 6/11/2015          N/A              360              357      $  11,491
    135         $   1,880,967          118                 6/11/2015          N/A              360              357      $  11,056
    136         $   1,873,217          120                 8/11/2015          N/A              360              359      $  10,599
    138         $   1,800,000          119                 7/11/2015          N/A              360              360      $  10,322
    139         $   1,796,573          119                 7/11/2015          N/A              360              358      $  10,584
    141         $   1,700,000          116                 4/11/2015          N/A              360              360      $   9,759
    142         $   1,616,721          119                 7/11/2015          N/A              360              358      $   9,239
    143         $   1,490,315           54                 2/11/2010          N/A              360              354      $   8,545
    144         $   1,467,250          118                 6/11/2015          N/A              360              358      $   8,719
    145         $   1,450,000          116                 4/11/2015          N/A              360              360      $   8,582
    146         $   1,432,452          177                 5/11/2020          N/A              360              357      $   8,907
    147         $   1,417,187           56                 4/11/2010          N/A              360              355      $   7,765
    148         $   1,400,397          119                 7/11/2015          N/A              300              297      $   8,889
    149         $   1,346,193          117                 5/11/2015          N/A              360              357      $   7,887
    150         $   1,269,898          117                 5/11/2015          N/A              300              297      $   8,230
    151         $   1,247,708          118                 6/11/2015          N/A              360              358      $   7,486
    152         $   1,247,497          118                 6/11/2015          N/A              360              358      $   7,168
    154         $   1,209,000          119                 7/11/2015          N/A              360              359      $   7,262
    155         $   1,147,702          118                 6/11/2015          N/A              360              358      $   6,602
    156         $   1,000,000          117                 5/11/2015          N/A              360              360      $   6,183
    157         $     823,290          120                 8/11/2015          N/A              360              358      $   4,648
    158         $     648,224          118                 6/11/2015          N/A              300              298      $   4,184
    159         $     614,239          119                 7/11/2015          N/A              300              299      $   4,023
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                        Lockout/         Earthquake
                              Interest        Master Servicing                       ARD Loan          Defeasance         Insurance
Loan #           Unit/SF    Calculation           Fee Rate            Due Date        (Y/N)              (Y/N)              (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
    1            126,468     Actual/360            0.0100%               11             N                  Y                  Y
    2            397,199     Actual/360            0.0100%               11             N                  Y                  N
    4                929     Actual/360            0.0100%               11             N                  Y                  N
    5                528     Actual/360            0.0100%               11             N                  Y                  N
    6                548     Actual/360            0.0100%               11             N                  Y                  N
    8            148,896     Actual/360            0.0100%               11             Y                  Y                  N
    9                392     Actual/360            0.0100%               11             N                  Y                  N
   10            292,710     Actual/360            0.0100%               11             N                  Y                  N
   11            290,397     Actual/360            0.0100%               11             N                  Y                  Y
   12            206,447     Actual/360            0.0100%               11             N                  Y                  N
   13                300     Actual/360            0.0100%               11             N                  Y                  N
   15            102,396     Actual/360            0.0100%               11             N                  Y                  N
   16            136,774     Actual/360            0.0100%               11             N                  Y                  N
   18            105,057     Actual/360            0.0100%               11             N                  N                  N
   19            169,281     Actual/360            0.0100%               11             N                  Y                  N
   20                528     Actual/360            0.0100%               11             N                  Y                  N
   21             76,818     Actual/360            0.0100%               11             N                  Y                  N
   22                404     Actual/360            0.0100%               11             N                  Y                  N
   23                207     Actual/360            0.0100%               11             N                  Y                  N
   24            238,136     Actual/360            0.0100%               11             N                  Y                  N
   26                416     Actual/360            0.0100%               11             N                  Y                  N
   31             74,340     Actual/360            0.0100%               11             N                  Y                  N
   33                148     Actual/360            0.0100%               11             N                  Y                  N
   34                248     Actual/360            0.0100%               11             N                  Y                  N
   36                304     Actual/360            0.0100%               11             N                  Y                  N
   41             57,586     Actual/360            0.0100%               11             N                  Y                  N
   43                184     Actual/360            0.0100%               11             N                  Y                  N
   45                237     Actual/360            0.0100%               11             N                  Y                  N
   46            149,238     Actual/360            0.0100%               11             N                  Y                  N
   47             34,438     Actual/360            0.0100%               11             N                  Y                  N
   48            108,931     Actual/360            0.0100%               11             N                  Y                  N
   50             32,600     Actual/360            0.0100%               11             N                  Y                  N
   52             22,410     Actual/360            0.0100%               11             N                  Y                  N
   53                124     Actual/360            0.0100%               11             N                  Y                  N
   54                390     Actual/360            0.0100%               11             N                  Y                  N
   55                186     Actual/360            0.0100%               11             N                  Y                  N
   56             54,807     Actual/360            0.0100%               11             N                  Y                  N
   57             11,812     Actual/360            0.0100%               11             N                  Y                  N
   59             67,809     Actual/360            0.0100%               11             N                  Y                  N
   61                212     Actual/360            0.0100%               11             N                  Y                  N
   65             40,834     Actual/360            0.0100%               11             N                  Y                  N
   66                202     Actual/360            0.0100%               11             N                  Y                  N
   68                128     Actual/360            0.0100%               11             N                  Y                  N
   70                169     Actual/360            0.0100%               11             N                  Y                  N
   71                 58     Actual/360            0.0100%               11             N                  Y                  N
   73                110     Actual/360            0.0100%               11             N                  Y                  N
   74             25,466     Actual/360            0.0100%               11             N                  Y                  N
   75                 80     Actual/360            0.0100%               11             N                  Y                  N
   76             47,265     Actual/360            0.0100%               11             N                  Y                  N
   77             13,808     Actual/360            0.0100%               11             N                  Y                  N
   78                 81     Actual/360            0.0100%               11             N                  Y                  N
   80             59,247     Actual/360            0.0100%               11             N                  Y                  N
   81                140     Actual/360            0.0100%               11             N                  Y                  N
   83                216     Actual/360            0.0100%               11             N                  Y                  N
   84             25,711     Actual/360            0.0100%               11             N                  Y                  N
   85                282     Actual/360            0.0100%               11             N                  Y                  N
   86                137     Actual/360            0.0100%               11             N                  Y                  N
   87                 79     Actual/360            0.0100%               11             N                  N                  N
   89                 94     Actual/360            0.0100%               11             N                  Y                  Y
   90             40,646     Actual/360            0.0100%               11             N                  Y                  N
   91                138     Actual/360            0.0100%               11             N                  Y                  N
   93             31,472     Actual/360            0.0100%               11             N                  Y                  N
   96             27,183     Actual/360            0.0100%               11             N                  Y                  N
   97                264     Actual/360            0.0100%               11             N                  Y                  N
   98             58,497     Actual/360            0.0100%               11             N                  Y                  N
   99                100     Actual/360            0.0100%               11             N                  Y                  N
  100             25,713     Actual/360            0.0100%               11             N                  Y                  N
  101                 85     Actual/360            0.0100%               11             N                  Y                  N
  102             12,042     Actual/360            0.0100%               11             N                  Y                  N
  103             14,490     Actual/360            0.0100%               11             N                  Y                  N
  104             52,325     Actual/360            0.0100%               11             N                  Y                  N
  106             13,920     Actual/360            0.0100%               11             N                  Y                  N
  107                 72     Actual/360            0.0100%               11             N                  Y                  N
  108             14,560     Actual/360            0.0100%               11             N                  Y                  N
  110             10,080     Actual/360            0.0100%               11             N                  Y                  N
  112             14,065     Actual/360            0.0100%               11             N                  Y                  N
  113             14,490     Actual/360            0.0100%               11             N                  Y                  N
  114             31,997     Actual/360            0.0100%               11             N                  Y                  N
  115                 47     Actual/360            0.0100%               11             N                  Y                  N
  116                 96     Actual/360            0.0100%               11             N                  Y                  N
  118             78,326     Actual/360            0.0100%               11             N                  Y                  N
  119              9,140     Actual/360            0.0100%               11             N                  Y                  N
  123                 98     Actual/360            0.0100%               11             N                  Y                  N
  125                 68     Actual/360            0.0100%               11             N                  Y                  N
  126             20,620     Actual/360            0.0100%               11             N                  Y                  N
  127             23,160     Actual/360            0.0100%               11             N                  Y                  N
  129                 76     Actual/360            0.0100%               11             N                  Y                  N
  130             20,478     Actual/360            0.0100%               11             N                  Y                  N
  131              6,150     Actual/360            0.0100%               11             N                  Y                  N
  132                 98     Actual/360            0.0100%               11             N                  Y                  N
  133             22,329     Actual/360            0.0100%               11             N                  Y                  N
  134                 32     Actual/360            0.0100%               11             N                  Y                  N
  135             27,500     Actual/360            0.0100%               11             N                  N                  N
  136                 56     Actual/360            0.0100%               11             N                  Y                  N
  138              6,800     Actual/360            0.0100%               11             N                  N                  N
  139              7,151     Actual/360            0.0100%               11             N                  Y                  N
  141             14,833     Actual/360            0.0100%               11             N                  Y                  N
  142                 48     Actual/360            0.0100%               11             N                  Y                  N
  143              4,252     Actual/360            0.0100%               11             N                  Y                  N
  144                 48     Actual/360            0.0100%               11             N                  Y                  N
  145                 54     Actual/360            0.0100%               11             N                  Y                  N
  146                 48     Actual/360            0.0100%               11             N                  Y                  N
  147                100     Actual/360            0.0100%               11             N                  Y                  N
  148             18,503     Actual/360            0.0100%               11             N                  Y                  N
  149              6,560     Actual/360            0.0100%               11             N                  Y                  N
  150                 47     Actual/360            0.0100%               11             N                  Y                  N
  151             11,554     Actual/360            0.0100%               11             N                  Y                  N
  152             38,771     Actual/360            0.0100%               11             N                  Y                  N
  154             11,842     Actual/360            0.0100%               11             N                  Y                  N
  155              9,640     Actual/360            0.0100%               11             N                  Y                  N
  156                104     Actual/360            0.0100%               11             N                  Y                  N
  157              5,183     Actual/360            0.0100%               11             N                  Y                  N
  158              5,760     Actual/360            0.0100%               11             N                  Y                  N
  159             39,600     Actual/360            0.0100%               11             N                  Y                  N
------------------------------------------------------------------------------------------------------------------------------------


                Environmental         Ground Lease        Letter of
   Loan #      Insurance (Y/N)            (Y/N)          Credit (Y/N)      Loan Group
---------------------------------------------------------------------------------------
      1               N                    N                  N                1
      2               N                    N                  N                1
      4               N                    N                  N                1
      5               N                    N                  N                2
      6               N                    N                  N                2
      8               N                    Y                  N                1
      9               Y                    N                  N                2
     10               N                    N                  N                1
     11               N                    N                  Y                1
     12               N                    N                  N                1
     13               N                    N                  N                1
     15               N                    N                  N                1
     16               N                    N                  N                1
     18               N                    N                  N                1
     19               N                    N                  N                1
     20               N                    N                  N                2
     21               N                    N                  N                1
     22               N                    N                  N                2
     23               N                    N                  N                2
     24               N                    N                  N                1
     26               N                    N                  N                2
     31               N                    N                  N                1
     33               N                    N                  Y                2
     34               N                    N                  N                2
     36               N                    N                  N                2
     41               N                    N                  N                1
     43               N                    N                  N                2
     45               N                    N                  N                1
     46               N                    N                  N                1
     47               N                    N                  N                1
     48               N                    N                  N                1
     50               N                    N                  N                1
     52               N                    N                  N                1
     53               N                    N                  N                2
     54               N                    N                  N                2
     55               N                    N                  N                2
     56               N                    N                  N                1
     57               N                    N                  N                1
     59               N                    N                  N                1
     61               N                    N                  N                2
     65               N                    N                  N                1
     66               N                    N                  N                2
     68               N                    N                  N                2
     70               N                    N                  N                2
     71               N                    N                  N                2
     73               N                    N                  N                1
     74               N                    N                  N                1
     75               N                    N                  N                2
     76               N                    N                  N                1
     77               N                    N                  N                1
     78               N                    N                  N                1
     80               N                    N                  N                1
     81               N                    N                  N                1
     83               N                    N                  N                2
     84               N                    N                  N                1
     85               N                    N                  N                1
     86               N                    N                  N                2
     87               N                    N                  N                1
     89               N                    N                  N                2
     90               N                    Y                  N                1
     91               N                    N                  N                2
     93               N                    N                  N                1
     96               Y                    N                  N                1
     97               N                    N                  N                1
     98               N                    N                  N                1
     99               N                    N                  N                2
    100               N                    N                  N                1
    101               N                    N                  N                2
    102               N                    N                  N                1
    103               N                    N                  N                1
    104               N                    N                  N                1
    106               N                    N                  N                1
    107               N                    N                  N                2
    108               N                    N                  N                1
    110               N                    N                  N                1
    112               N                    N                  N                1
    113               N                    N                  N                1
    114               N                    N                  N                1
    115               N                    N                  N                2
    116               N                    N                  N                2
    118               N                    N                  N                1
    119               Y                    N                  Y                1
    123               Y                    N                  N                1
    125               N                    N                  N                2
    126               N                    N                  N                1
    127               N                    N                  N                1
    129               N                    N                  N                2
    130               N                    N                  N                1
    131               N                    N                  N                1
    132               N                    N                  N                2
    133               N                    N                  N                1
    134               Y                    N                  N                2
    135               N                    N                  N                1
    136               Y                    N                  N                1
    138               Y                    N                  N                1
    139               N                    N                  Y                1
    141               N                    N                  N                1
    142               N                    N                  N                2
    143               Y                    N                  N                1
    144               Y                    N                  N                2
    145               Y                    N                  N                2
    146               Y                    N                  N                2
    147               Y                    N                  N                2
    148               Y                    N                  N                1
    149               N                    N                  N                1
    150               Y                    N                  N                2
    151               Y                    N                  N                1
    152               Y                    N                  N                1
    154               Y                    N                  Y                1
    155               N                    N                  N                1
    156               N                    N                  N                1
    157               Y                    N                  N                1
    158               Y                    N                  N                1
    159               Y                    N                  N                1
---------------------------------------------------------------------------------------

                                                                  SCHEDULE III

                 MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

1.    Big Tree RV Resort
      Mill Creek RV Park

                                                                   SCHEDULE IV

                         MORTGAGE LOANS WITH LOST NOTES

                                      None

                                                                    SCHEDULE V

                             EXCEPTIONS TO SELLER'S
                         REPRESENTATIONS AND WARRANTIES

Reference is made to the Representations and Warranties set forth in Exhibit A attached hereto corresponding to the paragraph numbers set forth below:

Exception to paragraph (xxxi)(A)
Atrium at St. Francis
The ground lease requires that all uses of the facility must be medical related and consistent with the Catholic Health Care Directive relating to abortion, euthanasia and sterilization. With respect to space leases, the Borrower is entitled to enter into subleases with "approved subtenants" (physicians on the medical staff at the hospital or entities substantially owned by such physicians). Any other subtenant will require the prior written approval of the ground lessor. Any sublease requires the provision of twenty (20) days' prior written notice to the ground lessor, and the ground lessor generally enjoys a right of first refusal with respect to subleases or options to sublease.

Exception to paragraph (xxxi)(C)
Atrium at St. Francis
The ground lease expires on January 31, 2045 with no renewal options.

Exception to paragraph (xxxi)(E)
Atrium at St. Francis
The ground lease is not assignable without the ground lessor's consent, however, such consent has already been obtained in the Estoppel and Consent executed by the ground lessor at closing.

Exception to paragraph (xxxi)(I)
Atrium at St. Francis
With respect to space leases, the Borrower is entitled to enter into subleases with "approved subtenants" (physicians on the medical staff at the hospital or entities substantially owned by such physicians). Any other subtenant will require the prior written approval of the ground lessor. Any sublease requires the provision of twenty (20) days' prior written notice to the ground lessor, and the ground lessor generally enjoys a right of first refusal with respect to subleases or options to sublease.

Exception to paragraph (xxxi)(J)
Atrium at St. Francis
In the event of a casualty, the lender has agreed to allow a restoration of the improvements utilizing the insurance proceeds so long as the Borrower has satisfied various conditions, including (i) all such proceeds are deposited with the lender and disbursed in a construction loan manner and with the usual monitoring safeguard, (ii) lender's approval of plans and specifications for such restoration, (iii) confirmation being provided that such restoration is feasible within 18 months in the case of a total casualty and 270 days in the case of a partial casualty, and (iv) confirmation being provided that specified space tenants at the building will remain upon completion of such restoration.

Exception to paragraph (xxxvii)
Freehome Village
The related Borrower is not a single-purpose entity, but is a publicly-traded Dutch limited liability company.

Exception to paragraph (xl)
Circle Park Apartments
The Mortgaged Property shares a tax lot with adjoining real property and thus does not constitute a separate tax parcel. According to the Borrower, the tax lot split is being undertaken after the closing of the Mortgage Loan. In the interim, the loan documents require the Borrower to pay taxes for the entire tax lot including the adjoining real property.

Exception to paragraph (lii).
Clay Commons Shopping Center
The improvements located on the Mortgaged Property encroach on the adjacent property and violate the side setback by 2.67 feet in one location and the rear setback by 0.53 feet in another location. The Borrower and the indemnitor have agreed to indemnify the lender for any losses associated with the setback violations which are not otherwise covered by the title insurance policy.

                                                                       EXHIBIT A

                      REPRESENTATIONS AND WARRANTIES OF SELLER
                          REGARDING THE MORTGAGE LOANS

            (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

            (ii) RESERVED.

            (iii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

            (iv) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

            (v) As of origination, to Seller's knowledge, based on the related Borrower's representations and covenants in the related Mortgage Loan Documents, the Borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date;

            (vi) Each related Note, Mortgage, Assignment of Leases (if any) and other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no valid offset, defense, counterclaim, or right of rescission available to the related Borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vii) Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            (viii) Each related assignment of Mortgage from the Seller to the Depositor and related assignment of the Assignment of Leases, if any, or assignment of any other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from the Seller to the Depositor constitutes the legal, valid and binding assignment from the Seller to the Depositor, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ix) Since origination (A) except as set forth in the related mortgage file, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and (B) each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

            (x) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below). A UCC Financing Statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (xi) The Seller has not taken any action that would cause the representations and warranties made by the related Borrower in the related Mortgage Loan Documents not to be true;

            (xii) The Seller has no knowledge that the material representations and warranties made by the related Borrower in the related Mortgage Loan Documents are not true in any material respect;

            (xiii) The lien of each related Mortgage is a first priority lien on the fee and/or leasehold interest of the related Borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller and its successors and assigns as to such lien, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (C) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property (items
(A), (B) and (C) collectively, "Permitted Encumbrances"); the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related Mortgage Loan) to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            (xiv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related mortgage file;

            (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of such Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted) or reserves have been established to cover the costs to remediate such damage and, as of the closing date for each Mortgage Loan and, to the Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            (xvi) The Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

            (xvii) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

            (xviii) Each Mortgage Loan is a whole loan and contains no equity participation by Seller;

            (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the related Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

            (xx) Neither the Seller nor to the Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan, and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Pooling and Servicing Agreement or any permitted subservicing agreements;

            (xxi) All taxes and governmental assessments that became due and owing prior to the date hereof with respect to each related Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

            (xxii) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith and all such escrows and deposits are being conveyed by the Seller to the Depositor and identified as such with appropriate detail;

            (xxiii) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the lesser of the principal amount of the related Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received by the Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the lender to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

            (xxiv) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan; and, to the Seller's knowledge, there is no (A) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (B) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (A) or (B) materially and adversely affects the use or value of the Mortgage Loan or the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller in any of the other paragraphs of this Exhibit A; and provided, further that a breach by the Borrower of any representation or warranty contained in any Mortgage Loan Document shall not constitute a non-monetary default, breach, violation or event of acceleration for purposes of this representation and warranty if the subject matter of such representation or warranty contained in any Mortgage Loan Document is also covered by any other representation or warranty made by the Seller in this Exhibit A;

            (xxv) No Mortgage Loan has been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

            (xxvi) (A) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (B) there is no exemption available to the Borrower which would interfere with such right to foreclose, except, in the case of either (A) or (B) as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). To the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            (xxvii) At origination, each Borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; the related Borrower or an affiliate thereof agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan. A Phase I environmental report and, with respect to certain Mortgage Loans, a Phase II environmental report, was conducted by a reputable environmental consulting firm in connection with such Mortgage Loan, which report did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report, then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed by the related Borrower and held by the related mortgagee; (B) an operations or maintenance plan has been required to be obtained by the related Borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related mortgage file. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's secured creditor impairment environmental insurance policy was obtained with respect to each such Mortgage Loan and is a part of the related mortgage file. Each of such environmental insurance policies is in full force and effect, the premiums for such policies have been paid in full and the Trustee is named as an insured under each of such policies. To the best of the Seller's knowledge, in reliance on such environmental reports and except as set forth in such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to the best of the Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and the Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            (xxviii) (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related Borrower to persons already holding interests in the Borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders), each Mortgage Loan with a Stated Principal Balance of over $20,000,000 also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage, (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent) a majority interest in the related Borrower is directly or indirectly transferred or sold;

            (xxix) All improvements included in the related appraisal are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the Mortgaged Property;

            (xxx) The information pertaining to the Mortgage Loans which is set forth in the mortgage loan schedule attached as an exhibit to this Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-Off
Date);

            (xxxi) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Seller represents and warrants that:

            (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller's best knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

            (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

            (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan;

            (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the ground lessor's fee interest;

            (E) The ground lease is assignable to the lender under the ground lease and its assigns without the consent of the lessor thereunder;

            (F) As of the Closing Date, the ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

            (G) The ground lease or an ancillary agreement between the lessor and the lessee, which is part of the Mortgage File, requires the lessor to give notice of any default by the lessee to the lender;

            (H) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

            (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

            (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

            (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage
      Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

            (L) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

            (xxxii) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (A) such lien on the related fee interest is evidenced by the related Mortgage, (B) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest, (C) upon the occurrence of a default under the terms of such Mortgage by the related Borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the Seller would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (D) the related lessor has agreed in a writing included in the related mortgage file that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (E) the related ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

            (xxxiii) With respect to Mortgage Loans that are cross-collateralized or cross-defaulted, all other loans that are cross-collateralized or cross-defaulted with such Mortgage Loans are being transferred to the Depositor hereunder;

            (xxxiv) Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof;

            (xxxv) (A) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (B) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the date hereof; provided that the fair market value of the real property must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (1) and (2) shall be made on an aggregated basis);

            (xxxvi) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Seller or any mezzanine debt related to such Mortgaged Property, except as set forth in the Prospectus Supplement, this Exhibit A or in the Exception Report to this Agreement;

            (xxxvii) The Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $4,000,000 require that the related Borrower be a single-purpose entity (for this purpose, "single-purpose entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan);

            (xxxviii) Each Mortgage Loan prohibits the related Borrower from mortgaging or otherwise encumbering the Mortgaged Property without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified therein and, except in connection with trade debt and equipment financings in the ordinary course of Borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loans or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

            (xxxix) Each Borrower covenants in the Mortgage Loan Documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            (xl) Each Mortgaged Property (A) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (B) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (C) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (A), (B) or (C) under the related title insurance policy (or the binding commitment therefor);

            (xli) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the Borrower to maintain flood insurance, or at such Borrower's failure to do so, authorizes the Lender to maintain such insurance at the cost and expense of the Borrower;

            (xlii) To the knowledge of the Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related Borrower, no fees are payable to such trustee;

            (xliii) RESERVED.

            (xliv) Except as disclosed in the Exception Report to this Agreement, to the knowledge of the Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any Borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such Borrower's ability to perform under the related Mortgage Loan;

            (xlv) No advance of funds has been made by the Seller to the related Borrower (other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus Supplement), and no funds have, to the Seller's knowledge, been received from any person other than, or on behalf of, the related Borrower, for, or on account of, payments due on the Mortgage Loan;

            (xlvi) To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

            (xlvii) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

            (xlviii) Except as disclosed in the Exception Report to this Agreement or the Prospectus Supplement with respect to the Crossed Mortgage Loans and Mortgage Loans secured by multiple Mortgaged Properties, no Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (A) payment in full or defeasance of the related Mortgage Loan, (B) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, (C) releases of unimproved out-parcels or (D) releases of portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan;

            (xlix) Except as provided in paragraphs (xxxi)(J) and (K) above, any insurance proceeds in respect of a casualty loss or taking will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            (l) Each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller was, and each Form UCC-3 assignment, if any, of such financing statement in blank which the Trustee or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is, in suitable form for filing in the filing office in which such financing statement was filed;

            (li) To the Seller's knowledge, (A) each commercial lease covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and (B) there exists no default under any such commercial lease either by the lessee thereunder or by the related Borrower that could give rise to the termination of such lease;

            (lii) Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to any Mortgage Loan with a Stated Principal Balance as of the Closing Date of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent the Seller is aware of such non-compliance, it has required the related Borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            (liii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision) and all Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            (liv) With respect to any Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (A) the Mortgage Loan cannot be defeased within two years after the Closing Date, (B) the Borrower can pledge only "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (C) the Borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (D) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (E) the Borrower is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest, (F) the Borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, (G) with respect to any Significant Trust Mortgage Loan (as defined in the Pooling and Servicing Agreement), the Borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (H) with respect to any Significant Trust Mortgage Loan (as defined in the Pooling and Servicing Agreement), the Borrower must obtain Rating Agency confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of Certificate rated by such Rating Agency;

            (lv) The Mortgage Loan Documents for each Mortgage Loan provide that the related Borrower thereunder shall be liable to the Seller for any losses incurred by the Seller due to (A) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (B) any willful act of material waste, (C) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (D) fraud by the related Borrower; provided that, with respect to clause (C) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement;

            (lvi) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (A) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (B) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (D) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

            (lvii) Except as disclosed in the Prospectus Supplement, no Mortgage Loan, and no group of Mortgage Loans made to the same Borrower and to Borrowers that are affiliates, accounted for more than 5.0% of the aggregate of the Stated Principal Balances of all of the Mortgage Loans and all the mortgage loans sold to the Depositor by KeyBank National Association ("KeyBank") pursuant to that certain Mortgage Loan Purchase Agreement dated as of August 1, 2005 between the Depositor and KeyBank; and

            (lviii) The Seller has delivered to the Trustee or a custodian appointed thereby, with respect to each Mortgage Loan, in accordance with
Section 3 of this Agreement, a complete Mortgage File.

                                                                       EXHIBIT B

                             AFFIDAVIT OF LOST NOTE

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            _________________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of Column Financial, Inc. ("Column");

            2. that Column is the owner and holder of a mortgage loan in the original principal amount of $__________________ secured by a mortgage (the "Mortgage") on the premises known as ___________________________ located in _________________ ;

            3. (a) that Column , after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $_____________ made by ____________ , to Column Financial, Inc., under date of ______________ (the "Note");

            4. that the Note is now owned and held by Column;

            5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except Column; and

            7. upon assignment of the Note by Column to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C4 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by Column to the Trustee) Column covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of Column's failure to deliver said original Note to the Trustee.

                                       COLUMN FINANCIAL, INC.

                                       By:____________________________________
                                          Name:
                                          Title:

Sworn to before me
this ________ day of [           ], 2005